Exhibit 1.1

Royal Gold, Inc.

5,250,000 Shares

Common Stock

(par value $0.01 per share)

Underwriting Agreement

New York, New York

October 10, 2012

Goldman, Sachs & Co.

As representative of the several Underwriters

named in Schedule I hereto

200 West Street

New York, New York 10282

Ladies and Gentlemen:

Royal Gold, Inc., a corporation organized under the laws of Delaware (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of 5,250,000 shares (the “Firm Securities”) and, at the election of the Underwriters, up to 750,000 additional shares (the “Optional Securities”) of common stock, par value $0.01 per share, of the Company (“Stock”) (the Firm Securities and the Optional Securities which the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the “Securities”).

The Company has filed the Registration Statement (as defined in Section 1(a) hereof), and the related multi-jurisdictional disclosure system prospectus (the “Canadian MJDS Base Prospectus”), with securities regulatory authorities (the “Canadian Regulators”) in each of the Canadian provinces other than Quebec (the “Canadian Jurisdictions”), pursuant to and in accordance with the Canadian Securities Administrators’ National Instrument 71-101 (“NI 71-101”), The Multijurisdictional Disclosure System and applicable securities laws in the Canadian Jurisdictions (collectively, the “MJDS Rule”), and has received a receipt for the Canadian MJDS Base Prospectus from or on behalf of each of the Canadian Regulators.

Certain terms used herein are defined in Section 22 hereof.

1.                             The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a)                An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Act”) on Form S-3 (File No. 333-178691) in respect of the Firm Securities and Optional Securities has been filed with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, became effective on filing; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Company (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto but excluding Form T-1 and including any prospectus supplement relating to the Securities that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(d) hereof), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus, or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Securities is hereinafter called an “Issuer Free Writing Prospectus”);

(b)                The Company meets the requirements for use of NI 71-101 and has, prior to the date hereof, prepared and filed a Canadian MJDS Base Prospectus and Preliminary Canadian MJDS Supplement thereto in each of the Canadian Jurisdictions, along with other required documents, and has received a receipt from or on behalf of each of the Canadian Regulators for the Canadian MJDS Base Prospectus.  Concurrently with the filing of the Prospectus with the Commission as described in Section (1)(a) above, the Company will file with the Canadian Regulators the Final Canadian MJDS Supplement relating to the Securities and substantially in the form of the Prospectus described in Section (1)(a) above with whatever additional items are required pursuant to the MJDS Rule;

(c)                 No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein;

(d)                For the purposes of this Agreement, the “Applicable Time” is 4:30 p.m. (Eastern time) on the date of this Agreement.  The Pricing Prospectus and the Pricing Canadian MJDS Prospectus, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule II(a) hereto does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Prospectus and the Pricing Canadian MJDS Prospectus as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein;

(e)                 The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the

Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule II(b) hereto;

(f)                  The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein;

(g)                 On the date of filing with the Canadian Regulators, the Canadian MJDS Base Prospectus did, and when the Final Canadian MJDS Supplement is first filed in accordance with the MJDS Rule and at each Time of Delivery (as defined in Section 4(a) hereof), the Final Canadian MJDS Supplement (and any supplement thereto) will, comply in all material respects with the applicable requirements of the MJDS Rule; on the date of filing with the Canadian Regulators and at the Applicable Time, the Canadian MJDS Base Prospectus provided full, true and plain disclosure of all material facts, and did not and will not contain a misrepresentation (as such term is defined under the Canadian Securities Laws, defined herein); and on the date of any filing pursuant to NI 71-101 and at each Time of Delivery, the Final Canadian MJDS Supplement (together with any supplement thereto) will provide full, true and plain disclosure of all material facts relating to the Securities, and will not contain a misrepresentation (as such term is defined under the Canadian Securities Laws); provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein;

(h)                The Company is not the subject of a cease trade order, or management cease trade order, issued by the Canadian Regulators, or any of them, and the Company is, to the best of its knowledge, not aware of any such order being contemplated or threatened by the Canadian Regulators, or any of them;

(i)                    The Company is a reporting issuer, or the equivalent thereof, under the securities laws of each of the Canadian Jurisdictions (including the respective rules and regulations thereunder together with applicable national and local instruments, policy statements, notices, blanket rulings and orders) (collectively, the “Canadian Securities Laws”), is not in default of any requirement of the Canadian Securities Laws, and the Company is not included on a list of defaulting reporting issuers maintained by any of the Canadian Regulators that maintain such lists;

(j)                   All disclosure and filings on the public record and fees required to be made and paid by the Company and its subsidiaries pursuant to the Canadian Securities Laws have been made and paid, and the Company has not filed any confidential material change reports;

(k)                Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus and the Pricing Canadian MJDS Prospectus any material loss from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus and the Pricing Canadian MJDS Prospectus; and, since the respective dates as of which information is given in the Registration Statement, the Pricing Prospectus and the Pricing Canadian MJDS Prospectus, there has not been any change in the capital stock or long term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Pricing Prospectus and the Pricing Canadian MJDS Prospectus;

(l)                    Any real property and buildings held under lease by the Company and its Significant Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Significant Subsidiaries;

(m)            The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Prospectus and the Pricing Canadian MJDS Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; and each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation;

(n)                The Company has an authorized capitalization as set forth in the Pricing Prospectus and the Pricing Canadian MJDS Prospectus and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and conform to the description of the Stock contained in the Pricing Prospectus and Pricing Canadian MJDS Prospectus and in the Prospectus and the Final Canadian MJDS Supplement; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims other than the security interests granted to the Lenders (as defined below) pursuant to that certain Fifth Amended and Restated Revolving Credit Agreement, dated as of May 30, 2012, among the Company, High Desert, RG Exchangeco Inc., the guarantors from time to time party thereto, HSBC Bank USA, National Association, HSBC Securities (USA) Inc., The Bank of Nova Scotia, Goldman Sachs Bank USA, such other lenders as may become a party thereto from time to time and Scotiabank (the “Lenders”);

(o)                The Firm Securities and the Optional Securities have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform to the description of the Securities contained in the Prospectus and the Final Canadian MJDS Supplement;

(p)                The issue and sale of the Securities and the compliance by the Company with this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement except (1) such as have been obtained under the Act, (2) such as may be required by the NASDAQ Global Select Market and the Toronto Stock Exchange, (3) such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters and (4) such as may be required by any Canadian Regulator in the Canadian Jurisdictions;

(q)                Neither the Company nor any of its subsidiaries is in violation of (i) its Certificate of Incorporation or By-laws or (ii) in default in the performance or observance of any material obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of (ii), where such default will not have, or after any required notice and passage of any applicable grace period, would not have, a Material Adverse Effect;

(r)                   Other than as set forth in the Pricing Prospectus and the Pricing Canadian MJDS Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(s)                  The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(t)                   (A) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the Act; and (B) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the

Securities, the Company was not an “ineligible issuer” as defined in Rule 405 under the Act;

(u)                Each of Ernst & Young LLP and Pricewaterhouse Coopers LLP, who have certified certain financial statements of the Company and its subsidiaries, and have audited the Company’s internal control over financial reporting and management’s assessment thereof, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

(v)                The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.  The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting;

(w)              Since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus or the Pricing Canadian MJDS Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(x)                The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective;

(y)                The consolidated historical financial statements of the Company and its subsidiaries included or incorporated by reference in the Pricing Prospectus, the Registration Statement and the Pricing Canadian MJDS Prospectus present fairly in all material respects the consolidated financial condition, results of operations and cash flows of the Company and its subsidiaries, as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and the Exchange Act and the MJDS Rule (as modified by the exemptive relief, received from the Canadian Regulators, from the GAAP reconciliation requirement in Section 4.6 of the MJDS Rule) and have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein).  The selected consolidated financial data set forth under the caption “Prospectus Supplement Summary — Summary of Consolidated Financial Data” in

the Pricing Prospectus and the Pricing Canadian MJDS Prospectus fairly present, on the basis stated in the Pricing Prospectus and the Pricing Canadian MJDS Prospectus, the information included therein;

(z)                 The Company has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect), and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect;

(aa)         To the actual knowledge of the officers of the Company, there is no existing labor disturbance by the employees of any of the operators of the Cornerstone Properties at the Cornerstone Properties that would reasonably be expected to have a Material Adverse Effect;

(bb)         No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company;

(cc)           The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities;

(dd)         Except as set forth in the Pricing Prospectus and the Pricing Canadian MJDS Prospectus, neither the Company nor any of its subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or any similar state Environmental Laws (as defined in Section 1(ee) hereof), or is subject to any pending or threatened proceeding in which a governmental entity is a party except for such proceedings that would involve monetary sanctions of less than $100,000;

(ee)           In the ordinary course of its business, the Company periodically reviews the effect of applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment, hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) on the business of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities of the Company and its subsidiaries.  On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect, except as set forth in the Pricing Prospectus and the Pricing Canadian MJDS Prospectus (in each case, exclusive of any supplement thereto);

(ff)             The minimum funding standard under Section 302 of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (“ERISA”), has been satisfied by each “pension plan” (as defined in Section 3(2) of ERISA) which has been established or maintained by the Company and/or one or more of its subsidiaries, and the trust forming part of each such plan which is intended to be qualified under Section 401 of the Internal Revenue Code of 1986, as amended, is so qualified except in any case in which the failure to maintain such minimum funding standard or such qualification would not have a Material Adverse Effect; each of the Company and its subsidiaries has fulfilled its obligations, if any, under Section 515 of ERISA; neither the Company nor any of its subsidiaries maintains or is required to contribute to a “welfare plan” (as defined in Section 3(1) of ERISA) which provides for retiree or other post-employment welfare benefits or insurance coverage as to which the Company has not reserved its right to amend or terminate the plan in its discretion (other than “continuation coverage” (as defined in Section 602 of ERISA)); each pension plan and welfare plan established or maintained by the Company and/or one or more of its subsidiaries is in compliance in all material respects with the currently applicable provisions of ERISA; and neither the Company nor any of its subsidiaries has incurred or could reasonably be expected to incur any withdrawal liability under Section 4201 of ERISA, any liability under Section 4062, 4063 or 4064 of ERISA, or any other liability under Title IV of ERISA;

(gg)           There is and has been no failure on the part of (i) the Company and, (ii) to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications;

(hh)         Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Company and its subsidiaries have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith;

(ii)                 The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(jj)               Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent or employee of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC;

(kk)         Nothing has come to the attention of the Company that has caused the Company to believe that the material reserve- and production-related data included or incorporated by reference in the Registration Statement, the Pricing Prospectus, the Prospectus, the Pricing Canadian MJDS Prospectus and the Final Canadian MJDS Supplement is not reliable in all material respects (it being understood that the Company does not independently verify the reliability of such reserve- and production-related data);

(ll)                 The Company does not have any debt securities rated by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act; and

(mm)                                                 The Company has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all corporate action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby has been duly and validly taken.

2.                             Subject to the terms and conditions herein set forth, (a) the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per share of $90.00, the number of Firm Securities set forth opposite the name of such Underwriter in Schedule I hereto and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Securities as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the same purchase price set forth in clause (a) of this Section 2, that portion of the Optional Securities as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such aggregate number of Optional Securities by a fraction, the numerator of which is the maximum number of Optional Securities which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Securities which all of the Underwriters are entitled to purchase hereunder.

The Company hereby grants to the Underwriters the right to purchase at their election up to 750,000 Optional Securities, at the same purchase price set forth in clause (a) of the first paragraph of this Section 2, for the sole purpose of covering sales of shares in excess of the number of Firm Securities, provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Securities but not payable on the Optional Securities.  Any such election to purchase Optional Securities may be exercised only by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Securities to be purchased and the date on which such Optional Securities are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3.                             Upon the authorization by you of the release of the Firm Securities, the several Underwriters propose to offer the Firm Securities for sale upon the terms and conditions set forth in the Prospectus and the Final Canadian MJDS Supplement.

4.                             (a) The Securities to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as Goldman, Sachs & Co. may request upon at least forty-eight hours’ prior notice to the Company shall be delivered by or on behalf of the Company to Goldman, Sachs & Co., through the facilities of the Depository Trust Company (“DTC”), for the account of each Underwriter, against payment by or on behalf of each Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to Goldman, Sachs & Co. at least forty-eight hours in advance.  The Company will cause the certificates representing the Securities to be made available to Goldman, Sachs & Co. for checking at least twenty-four hours prior to the Time of Delivery (as defined below) at the office of DTC or its designated custodian (the “Designated Office”).  The time and date of such delivery and payment shall be, with respect to the Firm Securities, 9:30 a.m., New York City time, on October 15, 2012 or at such other time and date as you and the Company may agree upon in writing, and, with respect to the Optional Securities, 9:30 a.m., New York City time, on the date specified by you in the written notice given by you of the Underwriters’ election to purchase the Optional Securities, or such other time and date as you and the Company may agree upon in writing.  Such time and date for delivery of the Firm Securities is herein called the “First Time of Delivery,” such time and date for delivery of the Optional Securities, if not the First Time of Delivery, is herein called the “Second Time of Delivery,” and each such time and date for delivery is herein called a “Time of Delivery.”

(b)                                 The documents to be delivered at any Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross-receipt for the Securities and any additional documents requested by the Underwriters pursuant to Section 8(m) hereof, will be delivered at the offices of Cleary Gottlieb Steen & Hamilton LLP at One Liberty Plaza, New York, New York 10006 (the “Closing Location”), and the Securities will be delivered at the Designated Office, all at such Time of Delivery.  Final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto at the Closing Location at 5:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery.  For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

5.                             The Company agrees with each of the Underwriters:

(a)                To prepare and properly complete the Prospectus and any supplement thereto and the Final Canadian MJDS Supplement and any supplement thereto in a form approved by you, such approval not to be unreasonably withheld, and to file such Prospectus and such Final Canadian MJDS Supplement with the Commission or the Canadian Regulators, as the case may be, pursuant to the applicable paragraph of Rule 424(b) under the Act or the MJDS Rule within the time period prescribed and to provide evidence satisfactory to the Underwriters of such timely filing, to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus, the Prospectus or the Canadian MJDS Base Prospectus prior to such Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement or the Canadian MJDS Base Prospectus has been filed or becomes effective or any amendment or supplement to the Prospectus or the Final Canadian MJDS Supplement has been filed and to furnish you with copies thereof; to file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Securities; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Securities, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its reasonable best efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at its own expense, as may be necessary to permit offers and sales of the Securities by the Underwriters (references herein to the Registration Statement shall include any such amendment or new registration statement);

(b)                If required by Rule 430B(h) under the Act, to prepare a form of prospectus in a form approved by you, such approval not to be unreasonably withheld, and to file such form of prospectus pursuant to Rule 424(b) under the Act not later than may be required by Rule 424(b) under the Act; and to make no further amendment or supplement to such form of prospectus without your approval, such approval not to be unreasonably withheld, after reasonable notice therereof;

(c)                 If by the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Securities remain unsold by the Underwriters, the Company will file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Securities, in a form reasonably satisfactory to you.  If at the Renewal Deadline the Company is no longer eligible to file an automatic shelf registration statement, the Company will, if it has not already done so, file a new shelf registration statement relating to the Securities, in a form reasonably satisfactory to you and will use its reasonable best efforts to cause such registration statement to be declared effective within 180 days after the Renewal Deadline.  The Company will take all other action reasonably necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the expired registration statement relating to the Securities.  References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be;

(d)                Promptly from time to time to take such action as you may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that in connection therewith the Company shall not be required to (i) qualify as a foreign corporation, (ii) file a general consent to service of process in any jurisdiction, (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject or (iv) make any change to its charter or by-laws or similar organizational documents;

(e)                 Prior to 10:00 a.m., New York City time, on the second New York Business Day succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172) or the Canadian Securities Laws, any event occurs as a result of which the Prospectus as then amended or supplemented or the Final Canadian MJDS Supplement as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or a misrepresentation (as such term is defined under the Canadian Securities Laws), or if it shall be necessary to amend the Registration Statement or the Canadian MJDS Base Prospectus, file a new registration statement or a Canadian prospectus or supplement the Prospectus or the Final Canadian MJDS Supplement to comply with the Act or the Exchange Act or the respective rules thereunder or NI 71-101, as the case may be, including in connection with the use or delivery of the Prospectus and the Final Canadian MJDS Supplement, the Company promptly will (i) notify the Underwriters of any such event, (ii) prepare and file with the Commission or the Canadian Regulators, as the case may be, subject to the first sentence of paragraph (a) of this Section 5, an amendment or supplement or new registration statement or Canadian prospectus which will correct such statement or omission or effect such compliance, (iii) use its reasonable best efforts to have any amendment to the Registration Statement or new registration statement declared effective, or obtain a receipt from the Canadian Regulators for any new Canadian prospectus, as soon as practicable in order to avoid any disruption in use of the Prospectus and the Final Canadian MJDS Supplement and (iv) supply any supplemented Prospectus and any supplemented Final Canadian MJDS Supplement or any new registration statement or any new Canadian prospectus to you in such quantities as you may reasonably request;

(f)                  To make generally available to its securityholders as soon as practicable (which may be satisfied by filing with the Commission), but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the

Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(g)                 During the period beginning from the date hereof and continuing to and including the date 90 days after the date of the Prospectus, not to (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to any securities of the Company that are substantially similar to the Securities, including but not limited to any options or warrants to purchase shares of Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or any such other securities, whether any such transaction is to be settled by delivery of Stock or such other securities, in cash or otherwise (other than pursuant to employee stock option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement), without the prior written consent of Goldman, Sachs & Co., except that the Company may (1) issue and sell Stock or grant or settle performance shares, stock appreciation rights, options or other equity-based awards pursuant to any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the Applicable Time, (2) issue Stock issuable upon the conversion of securities or the exercise of warrants or options outstanding at the Applicable Time, including the exchangeable shares of RG Exchangeco Inc. and (3) enter into, or amend, a contract to sell, file a registration statement with respect to and issue as consideration in connection with any acquisition of, or financing in exchange for, royalty interests or any acquisition of any corporation, the business of which includes the business of acquiring and/or holding royalty interests, a number of shares of Stock not in excess of 2.5% of the Company’s Stock issued and outstanding immediately following the First Time of Delivery, provided that the recipient of such shares agrees in writing to be bound by the restrictions of this Section 5(g) to the same extent as the Company;

(h)                To pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act;

(i)                    To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”;

(j)                   The Company will use its reasonable best efforts to maintain the listing of the Stock on the NASDAQ Global Select Market and the Toronto Stock Exchange and maintain its status as a “reporting issuer” under the applicable securities laws of the Canadian Jurisdictions; and

(k)                The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

6.

(a)                (i)                                     The Company represents and agrees that, without the prior consent of Goldman, Sachs & Co., it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act;

(ii)                                    each Underwriter represents and agrees that, without the prior consent of the Company and Goldman, Sachs & Co., it has not made and will not make any offer relating to the Securities that would constitute a free writing prospectus; and

(iii)                                 any such free writing prospectus the use of which has been consented to by the Company and Goldman, Sachs & Co. is listed on Schedule II(a) hereto;

(b)                The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and

(c)                 The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to Goldman, Sachs & Co. and, if requested by Goldman, Sachs & Co., will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through Goldman, Sachs & Co. expressly for use therein.

7.                             The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of (a) the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers and (b) each Canadian MJDS Base Prospectus, the Preliminary Canadian MJDS Supplement, the Final Canadian MJDS Supplement and each amendment and supplement to any of the foregoing; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws and the Canadian Securities Laws as provided in Section 5(d) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) any filings required to be made with the Financial Industry Regulatory Authority and/or the Canadian Regulators (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (v) all fees and expenses in connection with listing the Securities on the Toronto Stock Exchange and the NASDAQ Global Select Market; (vi) the cost and charges of any transfer agent or registrar; and (vii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section.  It is understood, however, that, except as provided in this Section, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

8.                             The obligations of the Underwriters to purchase the Securities shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of such Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a)                The Prospectus and the Final Canadian MJDS Supplement shall have been filed with the Commission and the Canadian Regulators pursuant to Rule 424(b) under the Act or the MJDS Rule, as the case may be, within the applicable time period prescribed for such filing by the rules and regulations under the Act and the MJDS Rule and in accordance with Section 5(a) hereof; any other material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; any materials required to be filed by the Company pursuant to the MJDS Rule shall have been filed by the Company with the Canadian Regulators within the applicable time periods; no stop order suspending the effectiveness of the Registration Statement or any part thereof, any Issuer Free Writing Prospectus or the Canadian MJDS Base Prospectus or any notice objecting to their use shall have been issued and no proceedings for that purpose shall have been instituted or threatened; and all requests for additional information on the part of the Commission and the Canadian Regulators shall have been complied with to your reasonable satisfaction;

(b)                Cleary Gottlieb Steen & Hamilton LLP, counsel for the Underwriters, shall have furnished to you such written opinion or opinions, dated as of each Time of Delivery, in form and substance satisfactory to you, with respect to the issuance and sale of the Securities, the Registration Statement, the Pricing Prospectus, the Prospectus (together with any supplement thereto) and other related matters as well as such other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c)                 Hogan Lovells US LLP, U.S. counsel for the Company, and Cassels Brock & Blackwell LLP, Canadian counsel for the Company, shall have furnished to you their written opinion (drafts of such opinions are attached as Exhibit C-1, C-2 and C-3 hereto), dated as of each Time of Delivery, in form and substance satisfactory to you.  The Company shall have requested and caused Cassels Brock & Blackwell LLP to arrange for the delivery to the Underwriters of opinions of local counsel acceptable to the Underwriters, acting reasonably, substantially in the form set forth in Exhibit C-4 hereto, as to the qualification of the Securities for sale to the public and as to other matters governed by the laws of jurisdictions in Canada other than the provinces in which Cassels Brock & Blackwell LLP is qualified to practice;

(d)                (i) On the date of the Prospectus at the time of the execution of this Agreement, (ii) at 10:00 a.m., New York City time, on the effective date of any post effective amendment to the Registration Statement filed subsequent to the date of this Agreement and (iii) at each Time of Delivery, Ernst & Young LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Exhibit D hereto (a form of the letter to be delivered at the time of execution of this Agreement is attached as Exhibit D-1 hereto and a form of letter to be delivered on the effective date of any post-effective amendment to the Registration Statement, and as of each Time of Delivery is attached as Exhibit D-2 hereto);

(e)                 (i) On the date of the Prospectus at the time of the execution of this Agreement, (ii) at 10:00 a.m., New York City time, on the effective date of any post effective amendment to the Registration Statement filed subsequent to the date of this Agreement and (iii) at each Time of Delivery, Pricewaterhouse Coopers LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Exhibit

D hereto (a form of the letter to be delivered at the time of execution of this Agreement is attached as Exhibit D-3 hereto and a form of letter to be delivered on the effective date of any post-effective amendment to the Registration Statement, and as of each Time of Delivery is attached as Exhibit D-4 hereto);

(f)                  (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus and the Pricing Canadian MJDS Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock or long term debt of the Company or any of its subsidiaries (other than borrowings by the Company or its subsidiaries under any revolving credit facility consistent with past practice) or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus and the Final Canadian MJDS Supplement;

(g)                 On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, the NASDAQ Global Select Market or the Toronto Stock Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the NASDAQ Global Select Market; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus;

(h)                The Company shall have complied with the provisions of Section 5(e) hereof with respect to the furnishing of prospectuses within two New York Business Days following the date of this Agreement;

(i)                    The Company shall have filed a notification for the listing of additional shares on the NASDAQ Global Select Market and, prior to the First Time of Delivery, the Securities shall have been conditionally approved for listing, subject to the satisfaction of the customary conditions, on the Toronto Stock Exchange, subject only to official notice of issuance, and satisfactory evidence of such actions shall have been provided to the Underwriters; and

(j)                   The Company shall have furnished to the Underwriters a certificate of the Company, signed by any vice-president and the principal financial or accounting officer of the Company, dated as of each Time of Delivery, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Pricing Prospectus, the Prospectus, the Canadian MJDS Base Prospectus, the Preliminary Canadian MJDS Supplement, the Final Canadian MJDS Supplement, the Pricing Canadian MJDS Prospectus and any supplements or amendments thereto, as well as each electronic roadshow that is a “free writing prospectus” pursuant to Rule 433 used in connection with the offering of the Securities, and this Agreement and that:

(i)                                     the representations and warranties of the Company in this Agreement are true and correct on and as of each Time of Delivery with the same effect as if made on each Time of Delivery and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to each Time of Delivery;

(ii)                                  no stop order suspending the effectiveness of the Registration Statement, the Canadian MJDS Base Prospectus or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii)                               since the date of the most recent financial statements included or incorporated by reference in the Pricing Prospectus, the Pricing Canadian MJDS Prospectus and the Prospectus (exclusive of any supplement thereto), there has been no Material Adverse Effect;

(k)                Prior to each Time of Delivery, the Company shall have furnished to the Underwriters such further information, certificates and documents as the Underwriters may reasonably request; and

(l)                    At the date of this Agreement, the Company shall have furnished to the Underwriters a letter substantially in the form of Exhibit A to this Agreement from each officer and director of the Company.

9.                             (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act, the Canadian Securities Laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in (i) the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act or (ii) the Canadian MJDS Base Prospectus, any Preliminary Canadian MJDS Supplement, the Pricing Canadian MJDS Prospectus, the Final Canadian MJDS Supplement, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in (i) the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or (ii) the Canadian MJDS Base Prospectus, any Preliminary Canadian MJDS Supplement, the Pricing Canadian MJDS Prospectus, the Final Canadian MJDS Supplement, or in any amendment thereof or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Goldman, Sachs & Co. expressly for use therein.

(b)                                 Each Underwriter will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in (i) the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or (ii) the Canadian MJDS Base Prospectus, any Preliminary Canadian MJDS Supplement, the Pricing Canadian MJDS Prospectus, the Final Canadian MJDS Supplement, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in (i) the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus or (ii) the Canadian MJDS Base Prospectus, any Preliminary Canadian MJDS Supplement, the Pricing Canadian MJDS Prospectus, the Final Canadian MJDS Supplement, or in any amendment thereof or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Goldman, Sachs & Co. expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c)                                  Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party; provided that such omission so to notify the indemnifying party shall relieve the indemnifying party from any obligation it shall have under subsection (a) or (b) above.  In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.  No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)                                 If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)                                  The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

10.                      (a) If any Underwriter shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder, you may in your discretion arrange for you or another party or other parties to purchase such Securities on the terms contained herein at a Time of Delivery.  If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Securities on such terms.  In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Securities, or the Company notifies you that it has so arranged for the purchase of such Securities, you or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary.  The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

(b)                                 If, after giving effect to any arrangements for the purchase of the Securities to be purchased at such Time of Delivery of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the number of such Securities to be purchased at such Time of Delivery which remains unpurchased does not exceed one eleventh of the aggregate number of all the Securities to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Securities which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Securities which such Underwriter agreed to purchase hereunder at such Time of Delivery) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)                                  If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of Securities which remains unpurchased exceeds one eleventh of the aggregate number of all the Securities to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Securities of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligation of the Underwriters to purchase and of the Company to sell the Optional Securities) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11.                      The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.

12.                      If this Agreement shall be terminated pursuant to Section 10 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason, any Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters through you for all out of pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

13.                      In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you.

All communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriters, will be mailed, delivered or telefaxed to Goldman, Sachs Inc., 200 West Street, New York, NY 10282, Attention: Registration Department, with a copy to Cleary Gottlieb Steen & Hamilton LLP, One Liberty Plaza, New York, New York 10006, attention:  David I. Gottlieb (fax no.:  (212) 225-3999); or, if sent to the Company, will be mailed, delivered or telefaxed to Royal Gold, Inc., 1660 Wynkoop Street, Suite 1000, Denver, Colorado 80202, attention:  Tony Jensen, President and Chief Executive Officer (fax no.:  (303) 595-9385), with a copy to Hogan Lovells US LLP, 1200 Seventeenth Street, Suite 1500, Denver, Colorado 80202, attention:  Paul Hilton (fax no.:  (303) 899-7333).

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

14.                      This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15.                      Time shall be of the essence of this Agreement.  As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16.                      The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate.  The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

17.                      This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

18.                      THIS AGREEMENT AND ANY MATTERS RELATED TO THIS TRANSACTION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK.  The Company agrees that any suit or proceeding arising in respect of this agreement or our engagement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company agrees to submit to the jurisdiction of, and to venue in, such courts.

19.                      The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20.                      This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

21.                      Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

22.                      The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Cornerstone Properties” means (i) the Andacollo mine located in Chile and operated by Teck, (ii) the Peñasquito mine located in Zacatecas, Mexico and operated by Goldcorp, (iii) the Voisey’s Bay mine located in Newfoundland and Labrador, Canada and operated by Vale, (iv) the Pascua-Lama project located in Chile and operated by Barrick and (v) the Mt. Milligan gold and copper project located in British Columbia, Canada and operated by Thompson Creek.

“Final Canadian MJDS Supplement” shall mean the prospectus supplement relating to the Securities that was first filed pursuant to the MJDS Rule after the Applicable Time, together with the Canadian MJDS Base Prospectus.

“Material Adverse Effect” shall mean any event that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business.

“Preliminary Canadian MJDS Supplement” shall mean any preliminary prospectus supplement to the Canadian MJDS Base Prospectus referred to in the preamble of this Agreement, which is used prior to the filing of the Final Canadian MJDS Supplement, together with the Canadian MJDS Base Prospectus.

“Pricing Canadian MJDS Prospectus” shall mean the Canadian MJDS Base Prospectus as amended and supplemented immediately prior to the Applicable Time.

“Significant Subsidiary” shall mean each significant subsidiary of the Company as defined by Rule 1-02 of Regulation S-X or listed on Exhibit B attached hereto.

If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Company.  It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

Royal Gold, Inc.

		By:	/s/ Bruce C. Kirchhoff
Name: Bruce C. Kirchhoff
Title: Vice President and General Counsel
Accepted as of the date hereof:

Goldman, Sachs & Co.

By:	/s/ Adam T. Greene
Name: Adam T. Greene
Title: Vice President

On behalf of each of the Underwriters

[Signature Page to Royal Gold Underwriting Agreement]

SCHEDULE I

Underwriter	Total Number of Firm Securities to be Purchased	Total Number of Optional Securities to be Purchased if Maximum Option Exercised

Goldman, Sachs & Co.	2,887,500	412,500
HSBC Securities (USA) Inc.	1,181,250	168,750
Scotia Capital (USA) Inc.	1,181,250	168,750
Total	5,250,000	750,000

SCHEDULE II

(a)                                 Issuer Free Writing Prospectuses:

None.

(b)                                 Additional Documents Incorporated by Reference:

None.

Exhibit A

[FORM OF LOCK-UP AGREEMENT]

ROYAL GOLD, INC.

PUBLIC OFFERING OF COMMON STOCK

       , 2012

Goldman, Sachs & Co.

As representative of the several Underwriters

named in Schedule I to the Underwriting Agreement (the “Representative”)

200 West Street

New York, New York 10282

Ladies and Gentlemen:

This letter is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) between Royal Gold, Inc., a Delaware corporation (the “Company”), and you as the Underwriters named therein, relating to an underwritten public offering of common stock, par value $0.01 per share, of the Company.

In order to induce you to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of the Representative, offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any shares of capital stock of the Company or any securities convertible into, or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, for a period (the “Lock-Up Period”) beginning on the date hereof and continuing for 90 days after the date of the Underwriting Agreement, other than (i) capital stock disposed of as bona fide gifts approved by the Representative; provided that the donee agrees in writing to be bound by the terms of this letter, (ii) capital stock that, when aggregated with all other shares of capital stock disposed of by executive officers and directors of the Company during such period (not including sales falling under (iii) or (iv)) in connection with the vesting of the Company’s restricted stock, does not exceed 27,000 shares of capital stock, (iii) capital stock in an aggregate amount of up to 15,000 shares during the Lock-Up Period that the Company’s director, S. Oden Howell, Jr. is permitted to sell under a written plan outstanding on the date hereof for trading securities adopted pursuant to Rule 10b5-1 under the Exchange Act, and (iv) capital stock that, when aggregated with all other shares of capital stock disposed of by executive officers and directors of the Company during such period (not including sales falling under (ii) or (iii)) in connection with the sale of capital stock originally acquired through the exercise of the Company’s incentive stock options, does not exceed 67,000 shares of capital stock.

If for any reason the Underwriting Agreement shall be terminated prior to any Time of Delivery (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

Yours very truly,

[SIGNATURE]

[NAME AND ADDRESS]

EXHIBIT B

SIGNIFICANT SUBSIDIARIES

High Desert Mineral Resources, Inc.

International Royalty Corporation

RG Mexico, Inc.

RG Exchangeco Inc.

Royal Gold Chile Limitada

RGLD Gold AG